Exhibit 99.1

Eastern American Natural Gas -Trust

Eastern American Natural Gas Trust Announces Quarterly Distribution

Eastern American Natural Gas Trust

JPMorgan Chase Bank, N.A., Trustee	News
Release

For Immediate Release

Austin, Texas May 18, 2005 – EASTERN AMERICAN NATURAL GAS TRUST (NYSE–NGT) announced today that its estimated distributable income for the quarter ended March 31, 2005 is $.5014 per Depository Unit. Based on the amount of distributable income for the quarter, the Trust anticipates that it will make a cash distribution on or before June 15, 2005 of $.5014 per Depository Unit to holders of record as of the close of business on May 31, 2005.

Eastern American Natural Gas Trust is a grantor trust, which presently holds net profit interests in approximately 650 producing gas wells located in West Virginia and Pennsylvania.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unit holders.  An investment in Units issued by Eastern American Natural Gas Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and all of its other filings with the Securities and Exchange Commission.  The Trust’s annual, quarterly and other filed reports are available over the Internet at the SEC’s web site at http://www.sec.gov.

Contact:	Eastern American Natural Gas Trust
JPMorgan Chase Bank, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
(512) 479-2562

	700 Lavaca	Austin, TX 78701